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                                                                    EXHIBIT 99.7

                        SECURITY AGREEMENT AND ASSIGNMENT



1.       PARTIES.

         This Security Agreement and Assignment ("Agreement"), dated June 1, 1996, is entered into by and between Angeles Mortgage Investment Trust, a California business trust ("Lender") and Angeles Partners XIV, a California limited partnership ("Debtor").

2.       RECITALS.

         2.1. Concurrently herewith, Debtor has executed and delivered to Lender that certain Amended and Restated Secured Promissory Note (Glenwood) in favor of Lender in the original principal amount of $1,915,127.94 (the "Glenwood Note"), a copy of which is attached hereto as Exhibit "1" and incorporated herein by this reference.

         2.2. Concurrently herewith, Debtor has executed and delivered to Lender that certain Amended and Restated Secured Promissory Note (Waterford) in favor of Lender in the original principal amount of $458,847.95 (the "Waterford Note"), a copy of which is attached hereto as Exhibit "2" and incorporated herein by this reference.

         2.3. Debtor and Angeles Realty Corporation II, a California corporation ("ARC") are the only partners in Waterford Square Apartments, a California general partnership (the "Waterford Partnership").

         2.4. As security for payment of the Glenwood Note and the Waterford Note and the performance of its obligations thereunder, Debtor desires to pledge and grant to Lender, or cause to be pledged and granted to Lender, and to create, or cause to be created, a security interest in its partnership interest in the Waterford Partnership on the terms and conditions hereinafter set forth.

3.       GRANT OF SECURITY INTEREST.

         As security for the full, punctual and prompt payment of the Glenwood Note and the Waterford Note and the performance of its obligations thereunder, and for good and valuable consideration, the receipt and-adequacy of which are hereby acknowledged, Debtor hereby grants to Lender a security interest in Debtor's partnership interest in the Waterford Partnership including any income, profits, distribution rights and capital accounts relating thereto (collectively the "Collateral") , as now held and to any additional extent acquired hereafter.

4.       PERFECTION OF SECURITY INTEREST.

         In connection with the grant of the security interest set forth in
Section 3 above, Debtor shall execute and deliver to Lender Financing Statements on Form UCC-1, securing said security interest, in the form attached as Exhibit "G" to the Master Agreement entered into between Debtor, Lender and the Waterford Partnership simultaneously herewith (the "Loan Agreement").


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5.       ASSIGNMENT.

         5.1. Concurrently with the execution hereof, Debtor has delivered to Lender a fully executed assignment of certain of its rights to and interests in the Collateral (the "Assignment") in the form attached hereto as Exhibit "3" and incorporated herein by this reference.

         5.2. Debtor agrees that the Assignment shall be held by Lender as security until the Glenwood Note and the Waterford Note and any amounts owing thereunder have been fully repaid to Lender. In the event of a default, as defined in Section 9 hereof, Lender shall be authorized to use the Assignment in accordance with the terms hereof.

6.       RIGHTS RESERVED TO DEBTOR AND ASSIGNMENT OF DISTRIBUTIONS.

         So long as Debtor is not in default, as defined in Section 9 hereof, Debtor shall remain the record owner of the Collateral and shall retain all rights and powers as a partner of the Waterford Partnership including any right to vote; provided, however, that until the Glenwood Note and the Waterford Note are repaid in full, all cash distributions or distributions in kind to which Debtor would otherwise be entitled by virtue of its interest in the Waterford Partnership shall be distributed directly to Lender to be credited as payments on the Waterford Note and then the Glenwood Note, and Debtor by executing this Agreement hereby assigns such distributions to Lender and irrevocably instructs any person acting on behalf of the Waterford Partnership to make such distributions to which Debtor is otherwise entitled directly to Lender. In the event of such a default, Lender shall acquire all of Debtor's rights, but none of Debtor's obligations, duties, or liabilities, as a partner of the Waterford Partnership, as provided in Section 10.6 hereof.

7.       DEBTOR'S REPRESENTATIONS AND WARRANTIES.

         Debtor hereby represents and warrants as follows:

         7.1. The Collateral is, and at all times hereafter shall be, free and clear of any and all mortgages, liens, pledges, charges, encumbrances, equities, claims, interests or restrictions of any nature whatsoever, other than those created pursuant to this Agreement;

         7.2. The security interest granted to Lender pursuant to this Agreement is, and hereafter at all times shall be, a valid, perfected, first priority security interest in the Collateral;

         7.3. Debtor is the absolute owner of the Collateral with full right to pledge, sell, transfer, and create a security interest therein free and clear of any and all mortgages, liens, pledges, charges, encumbrances, whatsoever, other than those created pursuant to this Agreement;

         7.4. Debtor and ARC are the only partners in the Waterford Partnership and ARC is the managing partner of the Waterford Partnership;

         7.5. Neither the obligations of Debtor called for in this Agreement nor the grant of the security interest provided for herein will result in or constitute a default, or an event that with notice or lapse of time or both, would be a default, breach or violation of any agreement,



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instrument or arrangement to which Debtor is party or by which Debtor or any of
Debtor's property is bound; and

         7.6. Attached as Exhibit "4" is a true and correct copy of the Waterford Partnership partnership agreement and all amendments, if any, thereto (collectively the "Partnership Agreements").

8.       COVENANTS OF DEBTOR.

         Debtor hereby covenants as follows:

         8.1. To immediately notify ARC of the granting of the security interest and assignment of partnership interest hereunder and to obtain any and all necessary consents to the grant of security interest and assignment of partnership interest provided for herein, as well as a waiver of ARC's right of first refusal, if any, with regard to the Collateral;

         8.2. To procure, execute and deliver from time to time any endorsements, assignments, financing statements, or other writings deemed necessary or appropriate by Lender to perfect, maintain or protect its security interest hereunder and the priority thereof;

         8.3. Not to permit any lien or security interest other than that created hereby to attach to the Collateral;

         8.4. At Debtor's own cost or expense, to appear in and defend any action or proceeding which may affect Debtor's title to, or Lender's interest in, the Collateral;

         8.5. If Lender gives value to enable Debtor to acquire additional rights or interests in connection with the Collateral, to use such value for such purpose;

         8.6. Not to sell, transfer, hypothecate, encumber, or otherwise dispose of or transfer Debtor's interests in the Waterford Partnership or any right or interest therein, without Lender's prior written consent;

         8.7. Not to take any action, or exercise any right or power as an individual or as a partner of the Waterford Partnership which would contravene the provisions of this Agreement or-which would result in a breach of the partnership agreement of the Waterford Partnership, or which, would result in any of the Waterford Partnership being, with notice, lapse of time or otherwise, in breach of, or in default under, any agreement by which the Waterford Partnership is bound; and

         8.8. To permit no amendment or modification to the Partnership Agreement without Lender's prior written consent, and if such amendment or modification is made without Lender's consent, it shall be null and void.



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9.       EVENT OF DEFAULT.

         9.1. At the option of Lender, the occurrence of any of the following events shall constitute a default by Debtor under this Agreement:

                  9.1(a) Failure of Debtor to make full payment of the principal and interest due under the Glenwood Note in accordance with the terms thereof;

                  9.1(b) Failure of Debtor to make full payment of the principal and interest due under the Waterford Note in accordance with the terms thereof;

                  9.1(c) Debtor's breach of, or its failure to perform, any-obligation, covenant, condition, representation or warranty contained in this Agreement, the Loan Agreement, the Glenwood Note, or the Waterford Note.

         9.2. Lender shall give written notice to Debtor upon the occurrence of any default hereunder (the "Notice of Default"). In the event that Debtor fails to cure any default within ten (10) days of the giving of the Notice of Default, Lender shall have all of the rights and remedies provided in Section 10 below.

10.      LENDER'S RIGHTS UPON DEFAULT.

         10.1. Upon the happening of any default, as defined in Section 9 hereof, which has not been cured by Debtor within the time provided in Section 9, Lender may, at its sole option, declare the entire unpaid balance of principal and interest owing under the Glenwood Note and the Waterford Note immediately due and payable. In addition, Lender may pursue any or all of the remedies and exercise any or all rights set forth in this Section 10.

         10.2. Lender may exercise all remedies of a secured party under the Uniform Commercial Code of California (the "UCC") including, but not limited to, the following:

                  10.2(a) Retention of Collateral. Lender may elect to retain the Collateral or any part thereof in satisfaction of Debtor's obligations under the Note in accordance with UCC Section 9505. Lender may notify Debtor of his election to so retain the Collateral in the Notice of Default, or in a separate written notice sent to Debtor after its default.

                  10.2(b) Disposition of Collateral. Lender may sell or otherwise dispose of the Collateral or any part thereof at a private sale. Lender may notify Debtor of its election to so dispose of the Collateral in the Notice of Default, or in a separate written notice sent to Debtor after its default. Lender's notice to Debtor of its election to dispose of the Collateral shall include notice of the time on or after which such private sale or other intended disposition is to be made.

         10.3. Lender's delay or failure to exercise the remedies described herein shall not be deemed a waiver of its rights to exercise the right of sale following a default. The rights and duties of Lender and Debtor, the mechanics for sale and retention of the Collateral following a



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default, and the disposition or application of the proceeds of the sale of the
Collateral shall be as set forth in the UCC.

         10.4. Except as otherwise limited by the Note, Lender may do any and all other acts, and take any proceedings, allowed by law or in equity to enforce Lender's rights to collect the obligations secured by this Agreement.

         10.5. Debtor hereby irrevocably appoints Lender as its attorney-in-fact with such power to be effective upon any default by Debtor hereunder which is not cured within the time permitted under Section 9 hereof. In this capacity, Lender may exercise all rights and powers as Debtor might exercise with respect to the Collateral, including, without limitation, the right to transfer the Collateral to Lender's name or to the name of its nominee or that of any party to whom Lender conveys the Collateral, and the right to execute any documents to effectuate a transfer of Debtor's partnership interest in the Waterford Partnership. Lender shall not be required to make any presentment, demand, or protest, or give any notice, and Lender need not take any action to preserve any rights against any prior party or any other person in connection with the Note or with respect to the Collateral.

         10.6. Upon Debtor's default, and until such time as Lender disposes of the Collateral in accordance with the provisions of this Section 10, Lender shall (subject to paragraph 10.7 hereof with regard to voting rights) be entitled to exercise any and all of Debtor's rights as a partner in the Waterford Partnership, including, but not limited to all rights to capital, profit, distributions and properties, and to request and obtain information from the Waterford Partnership. In this connection, Lender may immediately notify the Waterford Partnership of any default by Debtor, and the Waterford Partnership shall remit all payments or other distributions to which Debtor otherwise would be entitled directly to Lender.

         10.7. In addition to all other rights and remedies granted to Lender hereunder, upon the occurrence of an Event of Default as described in paragraph 9 hereof, Lender may, by written notice to Debtor and Angeles Realty Corporation II, as managing general partner of the Waterford Partnership, be entitled to become a substitute partner in the Waterford Partnership in place of Debtor and have all rights and remedies, including but not limited to, voting rights inuring to Debtor under the Partnership Agreement. Provided, however, that unless and until Lender elects in writing to become a substitute partner in the Waterford Partnership, Lender shall not assume or be deemed to assume any obligations or duties as a partner in the Waterford Partnership. Debtor shall indemnify, defend, and hold Lender harmless from all claims or damages which may arise from the Collateral.

         10.8. The parties hereby agree that all rights and remedies hereunder shall be separate and cumulative and in addition to any rights or remedies available at law, and Lender shall have the right to enforce one or more remedies under this Agreement or pursuant to law successively or concurrently, and no action or proceeding shall operate to, or be deemed to, estop or prevent Lender from the pursuit of any further remedy which it may have by this Agreement or by law.



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11.      TERMINATION.

         This Agreement shall terminate, and the Assignment shall be returned to Debtor, when Debtor has paid or caused to be paid to Lender all amounts due and owing to Lender under the Glenwood Note and the Waterford Note, the Loan Agreement and this Agreement, and has tendered any and all non-monetary obligations due Lender under the Glenwood Note and the Waterford Note, the Loan Agreement and this Agreement.

12.      NOTICES.

         12.1. Any and all notices, requests or demands shall be in writing. They may be served either personally or by certified mail. If served personally, such service shall be deemed made at the time of service. If served by certified mail, service conclusively shall be deemed made forty-eight (48) hours after the deposit thereof in the U.S. Mail, postage prepaid, addressed to the person to whom such notice or demand is to be given, addressed as follows:

                  If to Lender:

                           Angeles Mortgage Investment Trust
                           340 North Westlake Boulevard
                           Suite 230
                           Westlake Village, CA 91362

                  If to Debtor:

                           Angeles Partner XIV
                           c/o Insignia Financial Group, Inc.
                           One Insignia Financial Plaza
                           Greenville, SC 29602

         12.2. Any party may change the address to which notices are to be sent by notification given to the other party of such change of address in writing in accordance with the provisions hereof.

13.      INDEMNIFICATION.

         Debtor shall defend, indemnify and hold Lender free and harmless from and against, and in respect of, any and all loss, cost, damage, liability or expense (including, but not limited, actual attorneys fees and costs) that Lender shall incur or suffer, which arise or result from, or relate to any breach of or failure by Debtor to perform its representations, warranties, covenants, obligations or agreements set forth herein, in the Glenwood Note or the Waterford Note, or in any document executed pursuant to this Agreement, the Glenwood Note or the Waterford Note.



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14.      MISCELLANEOUS.

         14.1. The subject headings of the Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         14.2. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         14.3. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14.4. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

         14.5. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provision hereof or any present or future statute, law, ordinance or regulation, the latter shall prevail, but the provisions of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

         14.6. Debtor shall reimburse Lender, upon demand, for any and all costs and expenses, including, without limitation, attorneys' fees, that Lender may incur in enforcing its rights or pursuing any remedies hereunder, which costs and expenses are secured hereby.

         14.7. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and assigns.

         14.8. This Agreement shall be construed in accordance with, and governed by, the laws of-the State of California.



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         IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

                                    "LENDER"

                                    ANGELES MORTGAGE INVESTMENT TRUST,
                                    a California Business Trust


                                    By:  /s/ Ann Merguerian
                                         ---------------------------------------
                                    Its: Vice President
                                         ---------------------------------------


                                    "DEBTOR"

                                    ANGELES PARTNERS XIV,
                                    a California limited partnership

                                    By: Angeles Realty Corporation, a California
                                        Corporation, Its General Partner


                                        By:  /s/  Robert D. Long, Jr.
                                             -----------------------------------
                                        Its: Vice President
                                             -----------------------------------



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                           ACKNOWLEDGEMENT AND CONSENT
                     TO PLEDGE AND ASSIGNMENT OF PARTNERSHIP
                  INTEREST AND WAIVER OF RIGHT OF FIRST REFUSAL


         The undersigned, Angeles Realty Corporation II, a California corporation, being the managing general partner in Waterford Square Apartments, a California general partnership (the "Waterford Partnership"), hereby acknowledges and consents to the foregoing pledge by Angeles Partner XIV ("AP XIV") to Angeles Mortgage Investment Trust ("AMIT") of AP XIV's partnership interest and related rights in the Waterford Partnership on the terms set forth in the foregoing Security Agreement and Assignment, and exhibits thereto. The undersigned hereby waives its right of first refusal and all other rights related thereto as provided in Section 7.2(b) of the Amended and Restated Agreement of Partnership of Waterford Square Apartments, a California general partnership dated April 1, 1993 (the "Partnership Agreement"). The undersigned further covenants and agrees that, notwithstanding the provisions of Section 6.1 of the Partnership Agreement, until such time as the obligations referred to in the foregoing Security Agreement and Assignment as the "Waterford Note" and the "Glenwood Note," are paid in full, the undersigned shall not exercise its powers under Section 6.1(c) (except in the ordinary course of the Waterford Partnership's business), (d), (e), (f), (g) (except in the ordinary course of the Waterford Partnership's business), or (i) of the Partnership Agreement, without AMIT's prior written consent.

         EXECUTED as of June 1, 1996.


                                       ANGELES REALTY CORPORATION II,
                                       a California corporation



                                       By:  /s/ Robert D. Long, Jr.
                                            ------------------------------------
                                       Its: Vice President
                                            ------------------------------------